                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of earliest event reported): February 15, 2001


                            TeleSpectrum Worldwide Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                     0-21107                    23-2845501
-----------------------------      --------------             ----------------
(State or other jurisdiction       (Commission               (I.R.S. Employer
     of incorporation)              File Number)             Identification No.)



443 South Gulph Road, King of Prussia, Pennsylvania                19406
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)



    Registrant's telephone number, including area code: (610) 878-7400

ITEM 5.  OTHER EVENTS

     On February 15, 2001, TeleSpectrum Worldwide Inc. (the "Company") entered into a Limited Consent & Waiver (the "Consent") with its banking group which, among other things, extends the previous amendment and limited waiver to its credit agreement until March 30, 2001. The Consent also makes certain changes to the prior amendment, such as having a moratorium on principal repayments until March 30, 2001 and restricting the Company's ability to incur new capital expenditures. Except as amended by the Consent, the other previously disclosed requirements to the current amendment remain in effect. A copy of the Consent is attached hereto as Exhibit 10.1 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (c) Exhibits

            10.1 Limited Consent & Waiver, dated as of February 15, 2001, by and among the Company, the loan parties listed on the signature pages thereto, the financial institutions listed on the signature pages thereto, BNP Paribas and Bank of America, N.A.

                            SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  February 22, 2001                    TELESPECTRUM WORLDWIDE INC.
                                             By: /s/ Kurt Dinkelacker
                                                 -------------------------------
                                                 Name:  Kurt Dinkelacker
                                                 Title:  Chief Financial Officer

                               INDEX TO EXHIBITS


10.1 Limited Consent & Waiver, dated as of February 15, 2001, by and among the Company, the loan parties listed on the signature pages thereto, the financial institutions listed on the signature pages thereto, BNP Paribas and Bank of America, N.A.